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                                                             Exhibit 23(c)


                      Consent of Independent Accountants


     We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Reckson Associates Realty Corp. 1998 Stock Option Plan of Reckson Associates Realty Corp. (the "Company") for the registration of 3,000,000 shares of common stock, of our reports (i) dated February 10, 1998, with respect to the statement of revenues and certain expenses of 51 JFK Parkway, Short Hills, NJ for the years ended December 31, 1997 and 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on March 24, 1998; and (ii) dated December 22, 1997, with respect to the statement of revenues and certain expenses of the Royal Executive Park, Rye Brook, NY for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 11, 1998.



                                    /s/ Kinsey, Beck & Company





New York, New York
October 19, 1998